Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401	FOR FURTHER INFORMATION CONTACT:
Little Rock, AR 72211	Matt Machen | CEO
Sherri Billings | CFO
501-975-6033

Bear State Financial, Inc. Announces Quarterly
Cash Dividend

Little Rock, AR – January 17, 2018 – Bear State Financial, Inc. (NASDAQ: BSF) announced today that its Board of Directors authorized a $0.03 cash dividend per share to shareholders of record at the close of business on February 1, 2018 and payable on February 15, 2018.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, Inc. please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates forty-two branches, three personalized technology centers equipped with interactive teller machines and three loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

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